As filed with the Securities and Exchange Commission on May 19, 2003

Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

APPLIED MATERIALS, INC.
(Exact name of issuer as specified in its charter)

Delaware	94-1655526
(State or other jurisdiction	(I.R.S. employer identification number)
of incorporation or organization)

3050 Bowers Avenue, Santa Clara, California 95054-3299
(Address of principal executive offices) (Zip Code)

Restricted Stock Agreement Between Applied Materials, Inc. and Michael R. Splinter
(Full Title of the Plan)

Joseph J. Sweeney
Applied Materials, Inc.
3050 Bowers Avenue, Santa Clara, California 95054-3299
(Name and address of agent for service)

Telephone number, including area code, of agent for service: (408) 727-5555

Copy to:
John E. Aguirre, Esq.
Wilson Sonsini Goodrich & Rosati, PC
650 Page Mill Road
Palo Alto, California 94304

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered*	Share**	Price**	Registration Fee**

Common Stock***	300,000 shares	$14.61	$4,383,000.00	$354.58

*	This Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Restricted Stock Agreement between the Registrant and Michael R. Splinter described herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

**	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, on the basis of $14.61 per share, the average of the high and low prices per share of the Common Stock on May 16, 2003, as reported by Nasdaq.

***	Includes associated rights (the “Rights”) to purchase preferred or common stock. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
ITEM 4. DESCRIPTION OF SECURITIES
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
ITEM 8. EXHIBITS
ITEM 9. UNDERTAKINGS
Signatures
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 24.1

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement: (i) the latest annual report of Applied Materials, Inc. (the “Registrant”) filed pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) all other reports filed pursuant to section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in clause (i) above; and (iii) the description of the Registrant’s common stock set forth in the Registrant’s Registration Statement on Form 8-A relating thereto, including any amendment or report filed for the purpose of updating such description. All documents filed by the Registrant after the date of this registration statement pursuant to sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant’s Certificate of Incorporation provides for indemnification of the Registrant’s directors, officers, employees and other agents to the maximum extent permitted by Delaware Law. In addition, the Registrant has entered into indemnification agreements with its directors and certain of its officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8. EXHIBITS

4.1	Restricted Stock Agreement between the Registrant and Michael R. Splinter.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Independent Accountants.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation is included in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney of Directors.

ITEM 9. UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on the 16th day of May, 2003.

APPLIED MATERIALS, INC. (Registrant)

/s/ Michael R. Splinter Michael R. Splinter President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer:

/s/ Michael R. Splinter	President and Chief
	Executive Officer	May 16, 2003
Michael R. Splinter

Principal Financial Officer:

/s/ Joseph R. Bronson	Executive Vice
President, Global
Joseph R. Bronson	Executive Committee
and Chief Financial
	Officer	May 16, 2003

Principal Accounting Officer:

/s/ Nancy H. Handel	Group Vice
President, Deputy
Nancy H. Handel	Chief Financial
Officer and
	Corporate Controller	May 16, 2003

Signature	Title	Date
Directors:

*
	Chairman of the Board	May 16, 2003
James C. Morgan

*
	Director	May 16, 2003
Michael H. Armacost

*
	Director	May 16, 2003
Deborah A. Coleman

*
	Director	May 16, 2003
Herbert M. Dwight, Jr.

*
	Director	May 16, 2003
Philip V. Gerdine

*
	Director	May 16, 2003
Paul R. Low

*
	Director	May 16, 2003
Dan Maydan

*
	Director	May 16, 2003
Steven L. Miller

*
	Director	May 16, 2003
Gerhard H. Parker

*
	Director	May 16, 2003
Stan Shih

*
	Director	May 16, 2003
Sasson Somekh

	Director	May , 2003
Michael R. Splinter

A majority of the members of the Board of Directors.

* By	/s/ Joseph J. Sweeney

Joseph J. Sweeney Attorney-in-Fact

EXHIBIT INDEX

4.1	Restricted Stock Agreement between the Registrant and Michael R. Splinter.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Independent Accountants.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation is included in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney of Directors.